Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Third Quarter of 2019 Ended March 31, 2019

SUNNYVALE, Calif.--(BUSINESS WIRE)--May 2, 2019--Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL), today reported financial results for the fiscal third quarter of 2019 ended March 31, 2019.

The results for the fiscal third quarter of 2019 ended March 31, 2019 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Revenue	$109.1	$114.9	$102.9
Gross Margin	23.5%	25.7%	26.4%
Operating Income (Loss)	$(3.7)	$(3.2)	$0.7
Net Income (Loss) Attributable to AOS	$(1.6)	$(1.5)	$1.7
Net Income (Loss) Per Share Attributable to AOS - Diluted	$(0.06)	$(0.06)	$0.07

Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Revenue	$109.1	$114.9	$102.9
Non-GAAP Gross Margin	27.0%	29.2%	26.8%
Non-GAAP Operating Income	$6.3	$8.5	$5.9
Non-GAAP Net Income Attributable to AOS	$5.5	$7.2	$5.7
Non-GAAP Net Income Per Share Attributable to AOS - Diluted	$0.22	$0.30	$0.23

The non-GAAP financial measures in the schedule above and under the section “Financial Results for Fiscal Q3 Ended March 31, 2019” below exclude the effect of share-based compensation expenses and pre-production costs relating to the Chongqing Joint Venture in each of the periods presented, as well as production ramp up costs for the quarter ended March 31, 2019 and December 31, 2018. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

Financial Results for Fiscal Q3 Ended March 31, 2019

  Revenue was $109.1 million, a decrease of 5.1% quarter-over-quarter and an increase of 6.0% from the same quarter last year. The quarter-over-quarter decrease was mainly due to the impact of worse than expected PC CPU shortage.
  GAAP gross margin was 23.5%. Non-GAAP gross margin was 27.0%, a decrease of 220 basis points quarter-over-quarter and an increase of 20 basis points year-over-year. The quarter-over-quarter decrease was primarily due to the lower factory utilization of back-end operations largely attributable to the decrease in revenue and the Lunar New Year holiday.
  GAAP operating expenses were $29.4 million. Non-GAAP operating expenses were $23.2 million, a decrease of $1.9 million quarter-over-quarter and an increase of $1.5 million from the same quarter last year. The quarter-over-quarter decrease was primarily due to the lower variable compensation accruals and fluctuation of engineering expenses.
  GAAP operating loss was $3.7 million. Non-GAAP operating income was $6.3 million as compared to $8.5 million for the prior quarter and $5.9 million for the same quarter last year.
  GAAP loss per share attributable to AOS was $0.06. Non-GAAP earnings per share attributable to AOS was $0.22 compared to $0.30 for the prior quarter and $0.23 for the same quarter a year ago.
  Consolidated cash flow used in operating activities was $7.9 million, compared to $7.6 million in the same quarter a year ago. Operating cash flow generated by AOS alone was $9.5 million, compared to $0.7 million in the same quarter a year ago.
  The Company closed the quarter with $139.1 million of cash and cash equivalents, including $48.2 million cash balance at the Chongqing Joint Venture.

“AOS demonstrated solid execution in a challenging near-term market environment, with financial performance largely in-line with our expectations. We posted year-over-year revenue growth for the thirteenth straight quarter while prudently managing our operating expenses. Although the CPU shortage is expected to cause a temporary slowdown in our Computing business in the first half of calendar 2019, we believe a recovery of CPU supply will be a tailwind for us in the second half,” stated Dr. Mike Chang, chairman and CEO of the company.

“Our business momentum continues, as we capitalize on our multi-year, high-value growth opportunities, including smartphone battery packs, quick chargers and home appliances. We have started ramping production of these product lines and expect to accelerate production ramp in the coming quarters. To support our overall growth as well as the anticipated rebound of the Computing business, we remain focused on ramping up the Chongqing Joint Venture to secure much-needed capacity. We believe we are executing the right strategy for continuing growth, and we are committed to achieving our mid-term target of $600 million in annual revenue by calendar year 2021."

Business Outlook for Fiscal Q4 Ending June 30, 2019

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be in the range of $110 million to $114 million as we assume the CPU shortage will continue in the June quarter.
  Gross margin is expected to be approximately 22.3% plus or minus 1%. Non-GAAP gross margin is expected to be approximately 27.3% plus or minus 1%. Non-GAAP gross margin excludes $0.5 million of estimated share-based compensation charge and $5.1 million of estimated production ramp-up costs relating to the Chongqing Joint Venture.
  Operating expenses are expected to be in the range of $30.4 million plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $24.8 million plus or minus $1 million. Both GAAP and non-GAAP operating expenses include $2.8 million to $3.0 million of estimated expenses relating to the development of our digital power controller business. Non-GAAP operating expenses exclude $2.5 million of estimated share-based compensation charge and $3.1 million of estimated pre-production expenses relating to the Chongqing Joint Venture.
  Tax expenses are expected to be in the range of $0.5 million to $0.7 million.
  Chongqing Joint Venture’s loss attributable to noncontrolling interest is expected to be around $5.6 million. On a non-GAAP basis, excluding estimated production ramp-up costs and pre-production expenses, this item is expected to be approximately $1.2 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal third quarter of 2019 ended March 31, 2019 today, May 2, 2019 at 2:00 p.m. PT / 5:00 p.m. ET. To participate in the live call, analysts and investors should dial 866-393-4306 (or 734-385-2616 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com. In addition, a copy of the script of management's prepared remarks at the investor teleconference and webcast is available prior to the call at the Company’s investor relations website.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to expected growth rate, our product portfolios, projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), noncontrolling interest, and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, tax expenses, and non-GAAP loss attributable to noncontrolling interest, the market trend of Computing business in 2019, anticipated annual revenue target, our ability and strategy to develop new products including digital power controller products, the ability to expand our sales and market share, increase our capacity and achieve sustained growth and profitability, the pre-production and production phases of our Chongqing Joint Venture, the development of digital power business, partnership with global brands, the relationship with key customers, business pipeline from design wins, and other information under the section entitled “Business Outlook for Fiscal Q4 Ending June 30, 2019”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to successfully operate our joint venture in China; our ability to develop and succeed in the digital power business; difficulties and challenges in executing our diversification strategy into different market segments; new tariffs on goods from China; ordering pattern from distributors and seasonality; our ability to introduce or develop new and enhanced products that achieve market acceptance; decline of PC markets; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; the state of semiconductor industry and seasonality of our markets; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 filed on August 23, 2018. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating income (loss), net loss attributable to noncontrolling interest, net income (loss) and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses, pre-production expenses related to Chongqing Joint Venture for all periods presented, and production ramp up costs for the quarter of March 31, 2019 and December 31, 2018, as well as income tax benefit from tax reform for the quarter ended December 31, 2017 in this press release. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin, operating expenses and loss attributable to noncontrolling interest. These forecast supplemental measures exclude estimated pre-production expenses and production ramp-up costs relating to our Chongqing Joint Venture and estimated share-based compensation expenses. We believe that these historical and forecast non-GAAP financial measures can provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations, such as the joint venture pre-production expenses. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, Power IC products and Digital Power. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018	March 31, 2019	March 31, 2018

Revenue	$109,067	$114,925	$102,902	$339,064	$311,656
Cost of goods sold	83,438	85,423	75,769	251,322	228,911
Gross profit	25,629	29,502	27,133	87,742	82,745
Gross margin	23.5%	25.7%	26.4%	25.9%	26.6%

Operating expenses:
Research and development	11,417	12,600	9,966	35,401	27,393
Selling, general and administrative	17,947	20,104	16,486	58,403	46,857
Total operating expenses	29,364	32,704	26,452	93,804	74,250
Operating income (loss)	(3,735)	(3,202)	681	(6,062)	8,495

Interest income and other income (loss), net	124	74	(234)	460	(354)
Interest expense	(1,719)	(1,706)	(105)	(4,915)	(136)
Income (loss) before income taxes	(5,330)	(4,834)	342	(10,517)	8,005

Income tax expense	625	701	830	1,886	32
Net income (loss) including noncontrolling interest	(5,955)	(5,535)	(488)	(12,403)	7,973
Net loss attributable to noncontrolling interest	(4,400)	(3,990)	(2,139)	(11,719)	(5,269)
Net income (loss) attributable to Alpha and Omega Semiconductor Limited	$(1,555)	$(1,545)	$1,651	$(684)	$13,242

Net income (loss) per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$(0.06)	$(0.06)	$0.07	$(0.03)	$0.55
Diluted	$(0.06)	$(0.06)	$0.07	$(0.03)	$0.53

Weighted average number of common shares attributable to Alpha and Omega Semiconductor Limited used to compute net income (loss) per share
Basic	24,084	23,887	23,795	23,938	23,914
Diluted	24,084	23,887	24,755	23,938	24,916

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	March 31, 2019	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$139,144	$131,535
Restricted cash	261	189
Accounts receivable, net	28,410	33,755
Inventories	107,930	90,182
Other current assets	37,104	29,551
Total current assets	312,849	285,212
Property, plant and equipment, net	391,638	331,656
Intangible assets, net	16,911	16,591
Deferred income tax assets	4,977	4,892
Restricted cash - long-term	2,084	—
Other long-term assets	12,259	28,698
Total assets	$740,718	$667,049
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$92,246	$92,661
Accrued liabilities	40,736	49,841
Income taxes payable	2,100	2,211
Short-term debt	26,571	3,811
Deferred margin	—	1,665
Capital leases	9,593	4,491
Total current liabilities	171,246	154,680
Long-term debt	62,499	26,786
Income taxes payable - long-term	790	924
Deferred income tax liabilities	1,325	713
Capital leases - long-term	48,380	56,791
Other long-term liabilities	10,993	993
Total liabilities	295,233	240,887
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares, issued and outstanding: none at March 31, 2019 and June 30, 2018	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares, issued and outstanding: 30,935 shares and 24,289 shares, respectively at March 31, 2019 and 30,400 shares and 23,860 shares, respectively at June 30, 2018	62	61
Treasury shares at cost, 6,646 shares at March 31, 2019 and 6,540 shares at June 30, 2018	(66,240)	(64,790)
Additional paid-in capital	230,234	220,244
Accumulated other comprehensive income (loss)	(563)	440
Retained earnings	122,940	122,639
Total Alpha and Omega Semiconductor Limited shareholder's equity	286,433	278,594
Noncontrolling interest	159,052	147,568
Total equity	445,485	426,162
Total liabilities and equity	$740,718	$667,049

Supplemental disclosures of financial information:
(in thousands)

	As of March 31, 2019			As of June 30, 2018
	AOS	CQJV	Consolidated	AOS	CQJV	Consolidated
Cash and cash equivalents	$90,902	$48,242	$139,144	$88,269	$43,266	$131,535
Bank borrowings liabilities	$43,133	$103,906	$147,039	$30,876	$60,416	$91,292
Property, plant and equipment, net	$145,789	$245,849	$391,638	$141,575	$190,081	$331,656
Total assets	$371,540	$369,178	$740,718	$384,380	$282,669	$667,049
Total equity	$313,863	$131,622	$445,485	$293,609	$132,553	$426,162

	Three Months Ended March 31, 2019			Three Months Ended December 31, 2018			Three Months Ended March 31, 2018
	AOS	CQJV	Consolidated	AOS	CQJV	Consolidated	AOS	CQJV	Consolidated
Net cash provided by (used in) operating activities	$9,540	$(17,465)	$(7,925)	$22,149	$(9,055)	$13,094	$704	$(8,301)	$(7,597)
Purchase of property and equipment	$8,184	$15,786	$23,970	$8,002	$8,451	$16,453	$12,393	$45,512	$57,905

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018	March 31, 2019	March 31, 2018

GAAP gross profit	$25,629	$29,502	$27,133	$87,742	$82,745
Share-based compensation	494	541	449	1,532	1,180
Production ramp up costs related to joint venture	3,350	3,516	—	7,983	—
Non-GAAP gross profit	$29,473	$33,559	$27,582	$97,257	$83,925
Non-GAAP gross margin as a % of revenue	27.0%	29.2%	26.8%	28.7%	26.9%

GAAP operating income (loss)	$(3,735)	$(3,202)	$681	$(6,062)	$8,495
Share-based compensation	3,112	4,418	2,460	10,659	8,477
Pre-production expenses related to joint venture	3,584	3,734	2,772	11,945	2,772
Production ramp up costs related to joint venture	3,350	3,516	—	7,983	—
Non-GAAP operating income	$6,311	$8,466	$5,913	$24,525	$19,744
Non-GAAP operating margin as a % of revenue	5.8%	7.4%	5.7%	7.2%	6.3%

GAAP net income (loss) attributable to AOS	$(1,555)	$(1,545)	$1,651	$(684)	$13,242
Share-based compensation	3,112	4,418	2,460	10,659	8,477
Pre-production expenses related to joint venture	2,215	2,458	1,615	7,335	1,615
Production ramp up costs related to joint venture	1,705	1,912	—	4,199	—
Income tax benefit from tax reform	—	—	—	—	(2,690)
Non-GAAP net income attributable to AOS	$5,477	$7,243	$5,726	$21,509	$20,644
Non-GAAP net margin attributable to AOS as a % of revenue	5.0%	6.3%	5.6%	6.3%	6.6%

GAAP net income (loss) attributable to AOS	$(1,555)	$(1,545)	$1,651	$(684)	$13,242
Share-based compensation	3,112	4,418	2,460	10,659	8,477
Amortization and depreciation	8,010	8,279	7,431	24,159	21,818
Interest expense (income), net	1,650	1,664	(34)	4,738	(249)
Income tax expense	625	701	830	1,886	32
EBITDAS	$11,842	$13,517	$12,338	$40,758	$43,320

GAAP diluted net income (loss) per share attributable to AOS	$(0.06)	$(0.06)	$0.07	$(0.03)	$0.53
Share-based compensation	0.12	0.18	0.10	0.43	0.35
Pre-production expenses related to joint venture	0.09	0.10	0.06	0.30	0.06
Production ramp up costs related to joint venture	0.07	0.08	—	0.17	—
Income tax benefit from tax reform	—	—	—	—	(0.11)
Non-GAAP diluted net income per share attributable to AOS	$0.22	$0.30	$0.23	$0.87	$0.83

Shares used to compute GAAP diluted net income (loss) per share	24,084	23,887	24,755	23,938	24,916
Shares used to compute Non-GAAP diluted net income per share	24,769	24,432	24,755	24,598	24,916

CONTACT:
Alpha and Omega Semiconductor Limited
Investor Relations
So-Yeon Jeong
408-789-3172
investors@aosmd.com